EXHIBIT 11.1
                        DAWSON PRODUCTION SERVICES, INC.
                        EARNINGS PER SHARE COMPUTATIONS
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                                                            Three Months Ended December 31, Nine Months Ended December 31,
                                                               --------------------------     --------------------------
                                                                  1995            1996           1995           1996
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Primary Earnings Per Share
Net Income .................................................   $   211,443    $ 1,550,358     $   859,571    $ 3,725,361
Preferred stock dividends ..................................       (19,094)          --           (69,180)          --
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Net income applicable to common stock ......................   $   192,349    $ 1,550,358     $   790,391    $ 3,725,361
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Shares used in earnings per share computation ..............     2,971,284      6,547,701       2,542,720      6,516,844
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Earnings per share .........................................   $      0.06    $      0.24     $      0.31    $      0.57
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Fully Diluted Earnings Per Share
Net Income .................................................   $   211,443    $ 1,550,358     $   859,571    $ 3,725,361
Interest on convertible debt, net of tax/
preferred stock dividends...................................       (19,094)          --           114,372           --
                                                               -----------    -----------     -----------    -----------
Net income applicable to common stock ......................   $   192,349    $ 1,550,358     $   973,943    $ 3,725,361
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Shares used in earnings per share computations .............     2,971,284      6,617,754       3,228,113      6,575,160
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Earnings per share .........................................   $      0.06    $      0.23     $      0.30    $      0.57
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COMPUTATION OF SHARES USED IN EARNINGS PER SHARE
COMPUTATIONS-PRIMARY

Weighted average outstanding common shares .................     2,664,315      6,391,125       1,971,126      6,391,031
Dilutive effect of stock and warrants issued within one year
    prior to initial public offering .......................       212,113           --           508,269           --
Average other common equivalent shares-dilutive effect of
    warrant shares .........................................        94,856        156,576          63,325        125,813
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Shares used in earnings per share computations .............     2,971,284      6,547,701       2,542,720      6,516,844
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COMPUTATION OF SHARES USED IN EARNINGS PER SHARE
COMPUTATIONS-FULLY DILUTED

Weighted average outstanding common shares .................     2,664,315      6,391,125       1,971,126      6,391,031
Dilutive effect of stock and warrants issued within one year
    prior to initial public offering .......................       212,113           --           508,269           --
Average other common equivalent shares-dilutive effect of
    warrant shares .........................................        94,856        226,629          63,325        184,129
Average shares attributable to preferred stock .............          --             --           323,751           --
Average shares attributable to convertible debt ............          --             --           361,642           --
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Shares used in earnings per share computation ..............     2,971,284      6,617,754       3,228,113      6,575,160
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